Exhibit 10.15

Supplemental Agreement to the Registered Trademark License Agreement

Party A: Hetong Guo

Party B: Licensee: Beijing Anhui Wanxing Science & Technology Co., Ltd. (Party B)

Whereas,

1. Party A and Party B entered into a Registered Trademark License Agreement in respect of the license of the registered trademark “Lentuo” numbered 3316554 on July 1, 2010 at the conference room of Beijing Anhui Wanxing Science & Technology Co., Ltd.;

2. Party A and Party B intend to amend the provision regarding the term of the trademark license under the Registered Trademark License Agreement.

After friendly negotiation, Party A and Party B hereby agree as the follows:

1. Article 2 of the Registered Trademark License Agreement shall be superseded in whole by the following paragraph: “The term of the license granted hereunder shall be from the date hereof to August 20, 2014.  Subject to the successful extension of the Registered Trademark,  this Agreement shall be automatically extended to the same term as the extended term of the Registered Trademark.”

2. This Agreement shall come into effect upon the execution by both Party A and Party B, and shall become an integral part of the Registered Trademark License Agreement.

3. This Agreement shall be executed in three counterparts, with each of Party A and Party B to hold one and one to be filed with the State Trademark Office.

Party A: Hetong Guo	Party B: Beijing Anhui Wanxing Science & Technology Co., Ltd.
Sign:
Signed by the legal representative:

Corporate Seal of Party B:

1

Schedule

Hetong Guo also entered into similar Supplemental Agreement to the Registered Trademark License Agreements with Beijing Anhui Wanxing Science & Technology Co., Ltd. with respect to the use of the “Lentuo” trademark in other categories of goods and services (as so permitted under relevant trademark certificates).  Such agreements are substantially identical in all material respects to the one in this exhibit (except for the concerned categories of goods and services) and thus are omitted from this exhibit pursuant to Instruction 2 to Item 601 of Regulation S-K.  There is a Supplemental Agreement to the Registered Trademark License Agreement for each of such categories of goods and services.

Set forth below is a list of such other categories of goods and services as to each of which there is a Supplemental Agreement to the Registered Trademark License:

1.          Class 35, Registration Number 3316552 (organizing exhibitions for commercial or advertising purposes; hotel management; sales promotion services for others persons; import-export agencies; organizing trade fairs for commercial or advertising purposes; organizing trade fairs for commercial or advertising purposes; advertising agencies; advertising design; advertisement plan; and public relations)

2.          Class 36, Registration Number 3316551 (installment payment services)

3.          Class 39, Registration Number 3316553 (on road emergency assistance services; transportation brokerage services; emergency transportation services; vehicle rental services; coach rental services and chauffeuring services)